UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

HICKS ACQUISITION COMPANY II, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54151	80-0611167
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, Suite 1200 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 615-2300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Hicks Acquisition Company II, Inc. (the “Company”) completed an underwritten initial public offering of 15,000,000 units on October 14, 2010 (the “IPO”). Prior to the consummation of the IPO, HH-HACII, L.P, William A. Montgomery and William F. Quinn (collectively, the “Initial Stockholders”) held an aggregate of 2,464,286 shares (the “Founder Shares”) of common stock of the Company, a portion of which are subject to forfeiture in the event the sales price of the Company’s common stock does not achieve certain performance benchmarks (the “Founder Earnout Shares”). The Founder Shares held by the Initial Stockholders included an aggregate of 321,429 shares (which includes 64,286 Founder Earnout Shares) of common stock of the Company (the “Retired Shares”) subject to forfeiture to the extent that the underwriters in the IPO did not exercise their option to purchase up to an additional 2,250,000 units to cover over-allotments. The underwriters did not exercise their over-allotment option and, consequently, the Initial Stockholders have returned the Retired Shares to the Company, which has cancelled and retired such shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1*	Contribution Agreement, dated as of March 7, 2011, by and between the Company and HH-HACII, L.P.

10.2*	Contribution Agreement, dated as of March 7, 2011, by and between the Company and William A. Montgomery.

10.3*	Contribution Agreement, dated as of March 7, 2011, by and between the Company and William F. Quinn.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  March 10, 2011

Hicks Acquisition Company II, Inc.

By:	/s/ Christina Weaver Vest

Christina Weaver Vest
President, Chief Executive Officer and Chief Financial Officer